DRAFT 5

AGREEMENT

Re WORLDWIDE RIGHTS ACQUISITION and INVESTMENT

For the films to be produced by Eagle Productions LLC

This rights acquisition and investment agreement (“Agreement”) is between Fonu2, Inc. (“F2”) (“Party”) of 331 East Commercial Blvd, Ft. Lauderdale, FL 33334 and Eagle Productions, LLC of 135 Goshen Road Extension, Rincon, GA 31326 (“EP”) (“Party”) (together “Parties”) with a view to F2 investing in, co-producing and exploiting the motion picture currently titled “Effa” (Picture”) to be produced by EP. The Picture is based on a screenplay (“Screenplay”) written by Jeffrey Miller and Byron Motley (“Owners”) based on the book entitled “Queen of the Negro Leagues: Effa Manley and the Newark Eagles” written by James Overmyer and under option by the Owners (“Underlying Rights”).

Parties acknowledge that they may substitute another picture (“Substitute Picture”) for the Picture. Such Substitute Picture shall be subject to broadly similar terms and conditions as contained herein re the Picture (subject to items ordinarily associated with the motion picture industry, including but not limited to budget, talent, exploitation potential…). Any Substitute Picture and the terms and conditions attaching thereto shall be subject to the approval of F2 at its absolute discretion.

F2 is willing to acquire the worldwide distribution rights and invest in the Picture on the following terms and conditions:

1)

Purpose of Acquisition

To co-produce and acquire an equity stake in the Picture and all secure worldwide distribution rights in all media for the Picture.

2)

Picture

The Picture shall be live action (not animated), photographed in color, in the English language, of first-class technical quality, completely finished, fully edited and titled and fully synchronized with language, dialogue, sound and music, and in all respects ready and suitable for presentation to the public in first class theatres worldwide that charge general admission.  The Picture consists, or shall consist, of a connected and continuous series of scenes telling or presenting a story, and is or shall be produced substantially and materially in accordance with, and shall not vary from, the final Screenplay approved in writing by F2, except only for such minor changes as the exigencies of production may require, and except for such other changes as F2 may approve in writing. The Picture shall have a rating of not more restrictive than “R” and shall have a running time (including titles and credits) of between 90 and 120 minutes.

3)

Budget

The budget of the Picture(s) (“Budget”) shall not exceed US$20Million (US$20,000,000). The Budget shall include all expenditure ordinarily associated with a motion picture produced independently.

4)

Screenplay

The Screenplay shall be the screenplay written by Jeffrey Miiller and Byron Motley dated [          ], subject to minor alterations to accommodate the exigencies of production of the Picture.

5)

Advance

F2 shall advance the Budget(s) of the Picture(s) not to exceed US$10Million (US$10,000,000) (“Advance”). The Advance shall be provided by the issuance by F2 of Ten Million Dollars  ($10,000,000]) of common stock of F2 (“Stock”) to be issued upon the execution of this Agreement.  F2 agrees to file a registration statement which shall include the Stock and shall use its best efforts to have such registration statement declared effective by the Securities and Exchange Commission as soon as practicable.  For as long as EP is the beneficial owner of these shares, the voting rights of the F2 shares shall be pledged to the Chairman of the Board of F2.

6)

Conditions Precedent

F2’s obligations to fund the Advance in accordance with the terms hereof are subject to the following having been satisfied and delivered to F2 (all in form and substance satisfactory to F2) not later than a date to be negotiated by the Parties in good faith, or such later date as [      ] and F2 may hereafter agree to in writing. (“Conditions Satisfaction Date”):

(a)

F2's receipt of fully-executed copies of this Agreement;

(b)

F2’s approval of all chain of title documentation;

(c)

F2’s approval of any specific projects of which these funds shall be expended);

1)

Other Finance

Parties will jointly seek third party finance to include but not limited to third party equity, presales, tax credits, “soft monies” and the like… to co-finance the Picture. Any third party finance shall be on terms and conditions to be approved by F2 at its absolute discretion.

2)

Distribution Rights

Through its Advance, F2 shall secure worldwide distribution rights in all media in the Picture.

The “Rights” are hereby defined as any and all rights (on a sole and exclusive basis) in and to the Picture of whatsoever kind and nature, including without limitation all copyrights therein (and all renewals and extension thereof) and all allied, ancillary, incidental and subsidiary rights of every kind and nature whatsoever therein, under copyright and otherwise throughout the universe, in perpetuity, in any and all languages, in any and all media, known or unknown, it being acknowledged that, the Rights shall include, without limitation, the exclusive rights to exhibit, distribute, advertise, promote, publicize, market and otherwise exploit any Picture based on the Screenplay throughout the world in perpetuity in any and all languages, in all media and by all means and methods now or hereafter known, including, but not by way of limitation, all forms of theatrical, non-theatrical, television, home video (encompassing videocassettes, videodiscs, DVD’s and all other forms of videograms whether now or hereafter known), interactive games and devices, electronically read, digitized, interactive and computer-based or computer-assisted systems and devices such as but not limited to CD-ROM, CD-I, video-on-demand, video dial-tone, interactive cable, the Internet, the World-Wide Web and America On-Line, CompuServe, Prodigy, NETCOM and any other on-line or other service (now or hereafter existing) which makes such transmissions, or up-loads, down-loads or otherwise makes such material available electronically for either a subscription, per-use fee or other fee, or free of charge, and all allied and ancillary rights in the Picture such as, by way of illustration, derivative works such as remakes, prequels, sequels, mini-series, episodic series, movies of the week, spin-off or television programs, merchandising, theme park rights, live stage, music, music publishing, novelization, soundtrack rights, screenplay publishing, and any and all advertising, publicity, promotional rights with respect to the foregoing.

Terms of such distribution by F2 shall be negotiated in good faith, subject to approval (not to be unreasonably withheld) by EP and third party equity participants (if any).

3)

Collection Agent

All receipts from the exploitation of the Picture shall be administered by a Collection Agent. Fintage House is approved as the Collection Agent whose fee shall not exceed 1%.

4)

Recoupment

i)

Collection Agent Fees

ii)

Sales Agency Commission (if applicable)

iii)

Sales Agency expenses (if applicable and not included in the Budget)

iv)

F2 interest on its Advance in the amount of 20% flat (“Interest”)

v)

F2 Advance

vi)

Deferments (if any)

vii)

Once F2 has recouped in full, F2 and EP shall share in Net Profits (as ordinarily defined in the motion picture industry) in the following percentages:

F2

99% (“F2 Net Profits”) to include ant third party finance.

E P

1% (“EP Net Profits”)

Net Profits allocated to “talent” and Producers (approved by F2) shall be borne from the F2 Net Profits.

1)

Fees

F2 shall charge a 5% fee calculated on its total Advance, to be included in and payable from the Budget.

Three Executive Producer Fees in accordance with industry norm to be negotiated in good faith.

Two Producer Fees in accordance with industry norm to be negotiated in good faith.

All F2 fees are to be included in and payable from the Budget of the Picture.

2)

Other F2 Costs

Costs ordinarily associated with an investment of this type shall be included in and payable from the Budget. Such costs include but are not limited to legal fees and expenses, travel and accommodation….

3)

Credits

F2 shall be afforded the following credits world-wide:

F2 corporate presentation credit

F2 (or designee) production credit

F2 presentation credit as distributor

Three Executive Producer Credits

Two Producer credits

Five further “back end” credits to include (but not limited to legal representation…).

4)

Approvals

F2 shall have approvals ordinarily associated with its Advance to include (but not limited to) -

i)

Chain of Title

ii)

Script

iii)

Director (Penny Marshall is hereby approved)

iv)

Material contracts including but not limited to Director, Producers, Cast, Heads of Department…

v)

Producers (Wendi Laski is hereby approved)

vi)

Cast. F2 shall have absolute approval over the top five lead characters.

vii)

Sales Agent (if any)

viii)

Sales Agent (if any) expenses and fees

ix)

Any third party finance used to fund the Budget of the Picture (including but not limited to equity, licence fees, presales, debt, banking, cash flowing of National or State tax credit…) and the terms and conditions attached thereto.

x)

Key production personnel. However DOP, First Assistant Director, Second Unit Director, Editor, Wardrobe and Production Designer are subject to the final approval of the director.

xi)

Laboratory - Deluxe and Technicolor are pre-approved

xii)

Locations

xiii)

Composer.

xiv)

Budget (to include the 5% finance fee on F2 total Investment and F2 Fees).

xv)

Cash Flow Schedule

xvi)

Production schedule

xvii)

Deferred payments (if any)

xviii)

Completion Bond

xix)

Collection Agent (Fintage House is pre-approved)

xx)

Rating

xxi)

Other Credits.

1)

Proposed Dates

It is proposed that the Picture commences principal photography on or about [             ]and is delivered on or about late [      ]

2)

Ownership

F2 shall be the sole and exclusive owner of the Picture for all purposes (including under U.S. Copyright laws), in perpetuity and throughout the universe, including without limitation, all distribution, exhibition, exploitation, allied, ancillary and/or subsidiary rights with respect to the Picture.  All of EP’s services and contributions with regard to the Picture and the results and proceeds thereof shall be a "work made for hire" for F2 prepared within the scope of EP's engagement and/or as a work specially ordered or commissioned for use as a part of a motion picture or other audio-visual work.

3)

Security Interest

F2 shall be entitled to a continuing first priority (subject to customary guild liens) security interest in and to all of EP's right, title and interest in and to the Picture and any and all proceeds in connection therewith.  EP agrees promptly to execute and deliver to F2 such documents as F2 shall reasonably request to establish, perfect and maintain the above first priority security interest, including, without limitation, a security agreement, a mortgage and assignment of copyright and UCC financing statements.

4)

Insurance

EP will obtain and keep in full force and effect in amount, coverage, kind and form reasonably satisfactory to F2, all types of insurance that is typically obtained for motion pictures and motion picture productions, including, without limitation, cast, negative and faulty stock insurance; customary errors and omissions insurance and comprehensive liability insurance; “essential element” insurance per industry norm for the express benefit of F2 as named insured or additional insured. The cost of said insurance shall be included in and paid from the Budget.

5)

Assignment

F2 shall be entitled to assign the benefits and liabilities contained herein to a third party, subject to the approval (not to be unreasonably withheld) of EP. EP shall not be able to assign the benefits and liabilities contained herein to a third party unless approved in writing by F2.

6)

No Partnership or Joint Venture

Nothing contained herein shall establish a partnership or joint venture or similar relationship.

7)

No Loss

F2 cannot be held liable for any loss should the proposed transaction not proceed for any reason. However, F2 agrees to bear the loss (if any) arising from the following -

i)

Initial payment of $75,000 re the director services of Penny Marshall;

ii)

Issuance of stock in the value of $425,000 for the services of the director;

iii)

Initial payment of $75,000 to Wendi Laski under the terms or her producing agreement; and

iv)

Initial payment of $8,000 made to the writers of the screenplay

1)

Representations and Warranties

EP hereby represents and warrants that:

i)

it is a duly organized company in good standing in its state/country   of organization;

ii)

it has the right to enter into and fully perform this Agreement, the consent of no other person or entity is required in connection herewith, and it is capable of, and there is no impediment to, performance of its obligations hereunder, or with respect to the Picture;

iii)

it owns and controls all rights, or will own and control all rights, and has not previously assigned to any third party or encumbered any of its rights, in the screenplay or the Picture.; and

iv)

there are no actual or, to the best of its knowledge, threatened claims with respect to the Picture or screenplay.

v)

that the proceeds of the Advance shall be used solely for the production of the Picture.

vi)

that EP is and will remain a special purpose vehicle formed and operated solely for the purpose of the production of the Picture.

F2 hereby represents and warrants that it has the right to enter and fully perform   this Agreement, the consent of no other person or entity is required in connection herewith, and it is capable of, and there is no impediment to, the performance of its obligations hereunder.

1)

Expiry

This Agreement has an offer period of ten (10) business days from the date hereof. Should it not be accepted within that period, it shall be deemed to have expired.

2)

Confidentiality

The terms and conditions of this Agreement shall remain confidential between F2 and EP and should not be disclosed to any third party or used in any way without the express written consent of F2.

3)

Law

This Agreement shall be subject to the law and jurisdiction of the state of Georgia, US.

4)

Entire Agreement

This Agreement shall supersede any other term sheet or agreement or the like, whether oral or written that may have been entered into relating to matters contemplated hereby and thereby, and constitutes the full and entire understanding of the Parties hereto. The Parties hereto recognize that they intend to enter into a more formal agreement, and until that agreement is entered into, this Agreement shall constitute the understanding of the Parties.

SIGNATURE PAGE TO FOLLOW

The Parties hereby agree to the terms and conditions herein.

________________________________

FONU2, INC

By: _____________________________Date:____________________

_______________________________

EAGLE PRODUCTIONS, LLC

By: _____________________________Date:_____________________

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